Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement of Tecnoglass Inc. and Subsidiaries on Amendment No. 2 to Form S-4 of our report dated November 10, 2015, relating to the consolidated financial statements of Tecnoglass Inc. and Subsidiaries which appears in such Registration Statement. We also consent to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ PricewaterhouseCoopers Ltda.

PricewaterhouseCoopers Ltda.

Barranquilla, Colombia

March 11, 2016